UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): Sept. 13, 2011

SAN WEST, INC.

(Exact name of registrant as specified in its charter)

Nevada (formerly California)	000-28413	77-0481056
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10350 Mission Gorge Road, Santee, CA	92071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (619) 258-8770

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17  CFR 240.13e-4(c)).

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 13, 2011, the corporation changed its state of domicile to Nevada.    There were no changes in the rights, privileges or ownership of any shareholder as a result of this redomicile.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.  The following exhibit is being filed herewith this Current Report on Form 8-K:

3)   Certificate of Conversion

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAN WEST, INC.

Date: Sept. 15, 2011	By:
Frank Drechsler, CEO